EXHIBIT 4.2

                      AFFIDAVIT FOR JUDGMENT BY CONFESSION


 Name,         [                               ]
               Plaintiff,                                     INDEX NO.
                                                              AFFIDAVIT FOR
               - Against -                                    JUDGMENT BY
 Name,         Ocean West Holding Corporation                 CONFESSION
               and InfoByPhone, Inc.
               Defendants.

_ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ x

STATE OF NEW YORK)
COUNTY OF NEW YORK)

I, Darryl Cohen, being duly sworn, deposes and says:

1. I, Darryl Cohen, am the Chief Executive Officer of the defendants (Ocean West Holding Corporation and InfoByPhone, Inc.) in the within action and that Ocean West Holding Corporation is a Delaware corporation and InfoByPhone, Inc. is a Delaware corporation, both with offices at 26 Executive Park, Ste. 250, Irvine, California, 92614.

                                UNDERLYING FACTS

2. This Affidavit for Judgment by Confession ("Affidavit") is given for a debt due to plaintiff [ ] arising out of the following facts: [ ], Ocean West Holding Corporation and InfoByPhone, Inc. entered into a written promissory note in the amount of One Hundred Thousand ($100,000) Dollars dated March 1, 2006 whereby Ocean West Holding Corporation and InfoByPhone, Inc. agreed to repay said note on the earlier to occur of (1) before June 30, 2006, and (2) the closing of one million ($1,000,000) Dollars in debt, equity or other infusion of capital (the "Maturity Date").Ocean West Holding Corporation and InfoByPhone, Inc. have agreed that if said debt is not paid on or before the Maturity Date, they waive all rights of defense and agree to the immediate entry of this judgment.

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                             CONFESSION OF JUDGMENT

3. If and only if (a) Ocean West Holding Corporation and InfoByPhone, Inc. fail to make a payment required by the Note and (b) fail to make said payment pursuant to the three-day Notice of Non-Payment provisions of the Note ("Three-Day Notice Provisions") and (c) [ ] files a declaration under penalty of perjury with the above-entitled court after first giving a three-day Notice of Intention to do so that states that Ocean West Holding Corporation and InfoByPhone, Inc. failed to make a payment required by the Note and that Ocean West Holding Corporation and InfoByPhone, Inc. thereafter failed to make such payment pursuant to the Three-Day Notice Provisions, then Ocean West Holding Corporation and InfoByPhone, Inc. authorize [ ] to file this Affidavit and have judgment entered against Ocean West Holding Corporation and InfoByPhone, Inc. in the total amount of $100,000.00 plus accrued interest (less any payments on the Note already received by [ ] ("the Judgment"), in the form of the Judgment attached as Exhibit A. Such judgment may be entered in the State Court of New York or such other court or jurisdiction that may be necessary or convenient to the plaintiff.

4. [ ].'s total recovery for its claims against Ocean West Holding Corporation and InfoByPhone, Inc. shall consist of (1) the Judgment, (2) accrued interest on the Note at the rate of Sixteen Percent (16%) per annum, (3) interest on the Judgment commencing on the date of default at the rate of Twenty-four Percent (24%) per annum or the maximum legal rate, whichever is greater, and (4) reasonable attorney fees incurred in filing, enforcing and collecting the Judgment. 5. This Affidavit for Judgment by Confession is not for the purpose of securing [ ] against a contingent liability and is not an installment loan. 6. I, Darryl Cohen, Chief Executive Officer of Ocean West Holding Corporation and InfoByPhone, Inc., am freely signing this Affidavit. OCEAN WEST HOLDING CORPORATION


By: /s/ Darryl Cohen
   -----------------------------------
   Darryl Cohen Chief Executive Officer


INFOBYPHONE, INC.


By: /s/ Darryl Cohen
   -----------------------------------
   Darryl Cohen Chief Executive Officer

Sworn to before me this 1st day of March, 2006



/s/ EHL
-----------------------------
Notary Public

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                                    EXHIBIT A

                                FORM OF JUDGMENT














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